                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                  ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                  ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.
                               2525 DUPONT DRIVE
                            IRVINE, CALIFORNIA 92612

                                                                  April 22, 1997

To the Stockholders of
  ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.

     You are cordially invited to attend the Annual Meeting of the Stockholders of Allergan Ligand Retinoid Therapeutics, Inc., to be held at the San Diego Marriott -- La Jolla, 4240 La Jolla Village Drive, La Jolla, California, on June 2, 1997 at 9:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

     If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                                          Marvin E. Rosenthale, Ph.D.
                                          President and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                  ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.
                               2525 DUPONT DRIVE
                            IRVINE, CALIFORNIA 92612

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 2, 1997

                         ------------------------------

To the Stockholders of
  ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.

     The Annual Meeting of Stockholders of Allergan Ligand Retinoid Therapeutics, Inc. ("ALRT" or the "Company") will be held at the San Diego Marriott -- La Jolla, 4240 La Jolla Village Drive, La Jolla, California, on June 2, 1997 at 9:00 a.m. (the "Annual Meeting") to consider and vote upon the following matters, which are more fully described in the accompanying Proxy
Statement:

          1. To elect the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified. The Board has nominated the following persons for election at the meeting solely by the holders of the Company's Callable Common Stock: Harry F. Hixson, Glenn F. Kiplinger and Gary L. Neil. Management has also nominated the following persons for election at the meeting solely by the holders of the Company's Special Common Stock: David E. Robinson and William C. Shepherd.

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. Only the holders of the Company's Callable Common Stock will be entitled to vote on this matter.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on April 15, 1997 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                                          By Order of the Board of Directors

                                          William L. Respess
                                          Secretary
April 22, 1997

     ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING AND ABSTENTIONS WILL HAVE THE EFFECT OF NEGATIVE VOTES. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                  ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.
                               2525 DUPONT DRIVE
                            IRVINE, CALIFORNIA 92612

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 2, 1997

     The enclosed proxy is solicited on behalf of the Board of Directors of Allergan Ligand Retinoid Therapeutics, Inc., a Delaware corporation ("ALRT" or the "Company"), for use at the annual meeting of stockholders to be held on June 2, 1997, and at any adjournment or postponement of the annual meeting (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m. at the San Diego Marriott -- La Jolla, 4240 La Jolla Village Drive, La Jolla, California. All stockholders of record on April 15, 1997 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about April 22, 1997.

     The mailing address of the principal executive office of the Company is 2525 Dupont Drive, Irvine, California 92612.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

     On April 15, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 3,250,000 shares of Callable Common Stock and 200 shares of Special Common Stock outstanding. Each holder of Callable Common Stock is entitled to one vote for each share of Callable Common Stock held by such stockholder on all matters brought before the Annual Meeting, other than the election of two of the directors of ALRT, which the holders of Special Common Stock, voting as a separate class, are entitled to elect. Each holder of Special Common Stock is entitled to one vote for each share of Special Common Stock held by such stockholder solely in the election of two of the directors of ALRT.

     In voting for directors, each stockholder currently has the right to cumulate his votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares he holds, or to distribute his votes on the same principle among the nominees to be elected in such manner as he may see fit. California corporate law, made applicable to the Company by virtue of Section 2115 of the California General Corporate Law, allows a stockholder to cumulate his or her votes with respect to the election of directors if the director nominee has been placed in nomination prior to voting and if any stockholder present at the meeting has given notice at the meeting of their intention to cumulate votes. Such notice allows all votes cast in the election to be counted cumulatively. If no such notice is given, no cumulative voting will be used in the election of directors. While the notice of intention to cumulate votes may be presented orally at the stockholders' meeting, it is prudent for any stockholder intending to cumulate his or her votes to present a written notice of such intention to the Chairman of the meeting prior to the beginning of voting, but after all candidates have been placed in nomination. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. In addition, non-management proxyholders present at the stockholders' meeting may also provide the requisite notice of intention to cumulate votes. Stockholders who wish to cumulate their votes must be present at the stockholders' meeting or must give proxies to non-management proxyholders along with a written statement that such non-management proxyholders have the authority to give notice of their intention to cumulate votes. Discretionary authority to cumulate votes is being solicited by the Board of Directors and it is intended that the proxies received by the management proxyholders pursuant to the solicitation will be voted in the manner best designed to cause the election of the maximum number of the Board of Directors' nominees.

     Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting and abstentions will have the effect of negative votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2525 Dupont Drive, Irvine, California 92612, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

     At the record date, directors and executive officers of the Company may be deemed to be beneficial owners of an aggregate of 19,673 shares of the Company's Callable Common Stock constituting less than 1% of the shares of Callable Common Stock outstanding and entitled to vote at the Annual Meeting. In addition, directors of the Company may be deemed to be beneficial owners of all of the outstanding shares of the Company's Special Common Stock. Such directors and executive officers have indicated to the Company that each such person intends to vote or direct the vote of all shares of Callable Common Stock or Special Common Stock held or owned by such persons, or over which such person has voting control, in favor of all of the Proposals. Other than the election of the two directors that the holders of Special Common Stock voting as a separate class are entitled to elect, the approval of the Proposals is not assured. See "Principal Stockholders" and "Security Ownership of Directors and Management."

                           ELECTION OF ALRT DIRECTORS

     The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. ALRT's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that the authorized number of directors will be five until the earliest of (i) the exercise of the option ("Stock Purchase Option") granted to Allergan, Inc. ("Allergan") and Ligand Pharmaceuticals Incorporated ("Ligand") to repurchase all of the Callable Common Stock of ALRT, (ii) the expiration of the Stock Purchase Option and (iii) the termination of the Stock Purchase Option on the terms set forth in the Certificate of Incorporation, at which time the number of directors will be as set forth in ALRT's Bylaws. ALRT's Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of stockholders. The ALRT Board has selected five nominees, all of whom are currently directors of ALRT.

VOTE REQUIRED

     The holders of ALRT Special Common Stock, voting as a separate class, are entitled to elect two directors of ALRT. ALRT has issued a total of 200 shares of Special Common Stock, of which 100 are held by Allergan and 100 are held by Ligand. Pursuant to a voting agreement, Allergan and Ligand have both agreed to vote all of their shares of Special Common Stock in favor of one nominee designated by Allergan and another nominee designated by Ligand. William C. Shepherd is Allergan's nominee and David E. Robinson is Ligand's nominee. The two candidates receiving the highest number of affirmative votes of the holders of shares of Special Common Stock entitled to vote at the Annual Meeting will be elected directors of ALRT.

     The holders of ALRT Callable Common Stock, voting as a separate class, are entitled to elect the remaining directors of ALRT. Harry F. Hixson, Glenn F. Kiplinger and Gary L. Neil are the three candidates nominated by the ALRT Board for election by the holders of Callable Common Stock. The three candidates receiving the highest number of affirmative votes of the holders of shares of Callable Common Stock entitled to vote at the Annual Meeting will be elected directors of ALRT.

     Unless otherwise instructed, the proxyholders will vote the proxies received from the holders of Special Common Stock for the nominees named below for election solely by the holders of Special Common Stock, and will vote the proxies received from the holders of Callable Common Stock for the nominees named below for election solely by the holders of Callable Common Stock. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

NOMINEES

     The following table sets forth information regarding the nominees.

                                                                     YEAR FIRST
                                                     POSITIONS        ELECTED
                   NAME                     AGE   AND OFFICES HELD    DIRECTOR      ELECTED SOLELY BY
------------------------------------------  ---   ----------------   ----------   ----------------------
Harry F. Hixson...........................   58     Director          1996        Callable Common Stock
Glenn F. Kiplinger........................   66     Director          1995        Callable Common Stock
Gary L. Neil..............................   56     Director          1995        Callable Common Stock
David E. Robinson.........................   48     Director          1994        Special Common Stock
William C. Shepherd.......................   58     Director          1994        Special Common Stock

BUSINESS EXPERIENCE OF DIRECTORS

     Harry F. Hixson has served as a director of ALRT since April 1996. Dr. Hixson is a private investor specializing in start-up biotechnology companies since 1991. From 1985 to 1991, Dr. Hixson held various management positions with Amgen, Inc. From 1988 to 1991, he was President and Chief Operating Officer and a member of the Board of Directors. Dr. Hixson is a member of the Board of Directors of Neurocrine Biosciences and a privately held company, Signal Pharmaceuticals, Inc. He is a Trustee of The Salk Institute of Biological Studies. Dr. Hixson received a Ph.D. in physical biochemistry and a B.S. in chemical engineering from Purdue University, and an M.B.A. from the University of Chicago.

     Glenn F. Kiplinger has served as a director of ALRT since August 1995. Dr. Kiplinger served as Vice President, Research & Development, R.W. Johnson Pharmaceutical Research Institute from 1988 to his retirement in 1989. From 1980 to 1988, Dr. Kiplinger served within Johnson and Johnson as Vice President and as a member of the Board at Ortho Pharmaceuticals. From 1967 to 1980 Dr. Kiplinger held various positions with Eli Lilly, including Managing Director, Lilly Research -- U.K. and Vice President, Research, Lilly Laboratories. From 1960 to 1967, he served as an Assistant Professor at the University of Texas.

Dr. Kiplinger received a Ph.D. from the University of Michigan, an M.D. from University of Texas, a J.D. from Stetson University College of Law, and a Bachelor of Science degree from Butler University.

     Gary L. Neil has served as a director of ALRT since August 1995. Dr. Neil is President and Chief Executive Officer and a Director of Therapeutic Discovery Corporation. From 1990 to 1993, Dr. Neil served as Executive Vice President of the Wyeth-Ayerst Research division of Wyeth Laboratories, Inc., a subsidiary of American Home Products, and served in various positions with the Upjohn Company from 1966 to 1989. Dr. Neil is also a director of Pharsight Corp., a privately held company. Dr. Neil received a Ph.D. in chemistry from the California Institute of Technology and a B.S. in chemistry from Queens University, Canada.

     David E. Robinson has served as a director of ALRT since December 1994. Mr. Robinson has served as President and Chief Executive Officer and a Director of Ligand since 1991 and as Chairman since 1996. Prior to joining Ligand, he was Chief Operating Officer at Erbamont, a pharmaceutical company. Prior to that, Mr. Robinson was President of Adria Laboratories, Erbamont's North American Subsidiary. He also was employed in various executive positions for more than 10 years by Abbott Laboratories, most recently as Regional Director of Abbott Europe. Mr. Robinson is a Director of the Cancer Center Foundation of the University of California at San Diego and the California Healthcare Institute
(CHI), as well as Neurocrine Biosciences Inc. and several private health care companies. Mr. Robinson received his M.B.A. from the University of South Wales, Australia and his B.A. in political science and history from MacQuaire University.

     William C. Shepherd has served as a Director of ALRT since December 1994. Mr. Shepherd has been Chairman of the Board of Allergan since January 1, 1996 and President and Chief Executive Officer since January 1992, and prior thereto had been President and Chief Operating Officer from 1984 to 1991. Mr. Shepherd joined Allergan in 1966 and has been a Director of Allergan since 1984. Mr. Shepherd also serves on the Board of Directors of Ligand and Furon Company and the Orange County Performing Arts Center, and the National Children's Eye Care Foundation. He is a member of the Governing Board of Pharmaceutical Partners for Better Health Care. Mr. Shepherd received an M.B.A. from Pepperdine University and a B.A. in biochemistry from the University of California, Berkeley.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 1996. Each director attended at least 75% of the total number of meetings of the ALRT Board held after their election. There were no Committees of the Board of Directors, and the full Board of Directors served all such functions. No officer of ALRT participated in deliberations of the Board of Directors concerning executive officer compensation.

DIRECTOR COMPENSATION

     The Company presently pays all Directors, other than Mr. Robinson and Mr. Shepherd, an annual fee of $10,000 and $1,000 per Board meeting attended. The Company also reimburses them for all reasonable and necessary travel and other incidental expenses.

     All Directors are elected annually and hold office until the next annual meeting of the stockholders and until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors. See "Certain Relationships and Related Transactions."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR the nominees listed herein.

                      RATIFICATION OF INDEPENDENT AUDITORS

     ALRT is asking the holders of Callable Common Stock to ratify the selection of Ernst & Young LLP as ALRT's independent auditors for the fiscal year ending December 31, 1997. The affirmative vote of the holders of a majority of the shares of Callable Common Stock represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

     In the event the holders of Callable Common Stock fail to ratify the appointment, the ALRT Board will reconsider its selection. Even if the selection is ratified, the ALRT Board, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the ALRT Board believes that such a change would be in ALRT's and its stockholders' best interests.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP to serve as ALRT's independent auditors for the fiscal year ending December 31, 1997.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of ALRT's Callable Common Stock and Special Common Stock as of February 28, 1997, for each person known to ALRT to be the beneficial owner of more than five percent of ALRT's Callable Common Stock or five percent of ALRT's Special Common Stock. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                                                        AMOUNT AND
                                                                        NATURE OF
                                                                        BENEFICIAL      PERCENT OF
      TITLE OF CLASS         NAME AND ADDRESS OF BENEFICIAL OWNER      OWNERSHIP(1)      CLASS(2)
--------------------------  ---------------------------------------    ------------     ----------
Callable Common Stock.....  Farallon Capital Management, Inc.(3)          857,100          26.4%
                            One Maritime Plaza, Suite 1325
                            San Francisco, CA 94111
Callable Common Stock.....  President and Fellows of Harvard              499,237          15.4%
                            College(4)
                            c/o Harvard Management Company, Inc.
                            600 Atlantic Avenue
                            Boston, MA 02210
Callable Common Stock.....  Wellington Management Company(5)              174,481           5.4%
                            75 State Street
                            Boston, MA 02109
Special Common Stock......  Allergan, Inc.(6)                                 100          50.0%
                            2525 Dupont Drive
                            Irvine, CA 92612
Special Common Stock......  Ligand Pharmaceuticals Incorporated(7)            100          50.0%
                            9393 Towne Centre Drive
                            San Diego, CA 92121

---------------
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Callable Common Stock or Special Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is based on 3,250,000 shares of Callable Common Stock and 200 shares of Special Common Stock outstanding at February 28, 1997 and is calculated pursuant to SEC Rule 13d-3(d)(i).

(3) Information reported in the table is based on disclosures made in Schedule 13Ds, as amended, and Form 4s filed by Farallon Capital Management, Inc. and related entities. Includes (i) 256,097 shares beneficially owned by Farallon Capital Partners, L.P., (ii) 326,291 shares beneficially owned by Farallon Capital Institutional Partners, L.P., (iii) 91,867 shares beneficially owned by Farallon Capital Institutional Partners II, L.P. and (iv) 45,690 shares beneficially owned by Tinicum Partners.

(4) Information reported in the table is based on disclosures made in a Schedule 13G filed by President and Fellows of Harvard College.

(5) Information reported in the table is based on disclosures made in Schedule 13Gs filed by Wellington Management Company and Wellington Trust Company, National Association ("WTC"). Includes 174,481 shares beneficially owned by WTC. WTC is a wholly-owned subsidiary of Wellington Management Company.

(6) William C. Shepherd, a Director of ALRT, is Chairman of the Board of Directors and Chief Executive Officer of Allergan.

(7) David E. Robinson, a Director of ALRT, is President, Chief Executive Officer and a Director of Ligand.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following tables provide certain information concerning the amount and nature of beneficial ownership of Callable Common Stock and Special Common Stock held as of February 28, 1997, with respect to (i) each director and nominee named under "Election of ALRT Directors," (ii) each of the Company's officers named under "Executive Compensation and Other Information" and (iii) directors and executive officers of the Company as a group.

                             CALLABLE COMMON STOCK

                                                                             AMOUNT AND
                                                                             NATURE OF
                                                                             BENEFICIAL      PERCENT OF
               TITLE OF CLASS                  NAME OF BENEFICIAL OWNER     OWNERSHIP(1)      CLASS(2)
---------------------------------------------  ------------------------     ------------     ----------
Callable Common Stock........................  Harry F. Hixson                      0          *
Callable Common Stock........................  Glenn F. Kiplinger                 300          *
Callable Common Stock........................  Gary L. Neil                         0          *
Callable Common Stock........................  David E. Robinson                5,067          *
Callable Common Stock........................  William C. Shepherd              1,200          *
Callable Common Stock........................  Marvin E. Rosenthale             5,000          *
Callable Common Stock........................  William L. Respess               8,093          *
Callable Common Stock........................  Dwight J. Yoder                     13          *
Callable Common Stock........................  Directors and executive         19,673          *
                                               officers as a group (8)
                                               persons

---------------
 *  Less than one percent (1%).

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Callable Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Percentage of ownership is based on 3,250,000 shares of Callable Common Stock outstanding at February 28, 1997 and is calculated pursuant to SEC Rule 13d-3(d)(i).

                              SPECIAL COMMON STOCK

                                                                            AMOUNT AND
                                                                            NATURE OF
                                                                            BENEFICIAL      PERCENT OF
               TITLE OF CLASS                 NAME OF BENEFICIAL OWNER     OWNERSHIP(1)      CLASS(2)
--------------------------------------------  ------------------------     ------------     ----------
Special Common Stock........................  David E. Robinson(3)              100              50%
Special Common Stock........................  William C. Shepherd(4)            100              50%
Special Common Stock........................  Directors and executive           200             100%
                                              officers as a group
                                              (8 persons)(5)

---------------
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Special Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is based on 200 shares of Special Common Stock outstanding at February 28, 1997 and is calculated pursuant to SEC Rule 13d-3(d)(i).

(3) Includes 100 shares beneficially owned by Ligand. Mr. Robinson is the President, Chief Executive Officer and a Director of Ligand. Mr. Robinson may be deemed to be the beneficial owner of such shares as that term is defined under federal securities regulations. Mr. Robinson disclaims beneficial ownership of these shares.

(4) Includes 100 shares beneficially owned by Allergan. Mr. Shepherd is the President, Chief Executive Officer and Chairman of Allergan. Mr. Shepherd may be deemed to be the beneficial owner of such shares as that term is defined under federal securities regulations. Mr. Shepherd disclaims beneficial ownership of these shares.

(5) Includes shares described in footnotes 3 and 4 above owned by affiliates of certain of the Company's directors.

                               EXECUTIVE OFFICERS

                       NAME                          AGE           POSITIONS AND OFFICES HELD
---------------------------------------------------  ---     --------------------------------------
Marvin E. Rosenthale, Ph.D.........................  63      President and Chief Executive Officer
Dwight J. Yoder....................................  51      Chief Financial Officer
William L. Respess, J.D., Ph.D.....................  57      Secretary

     Marvin E. Rosenthale, Ph.D. has served as President and Chief Executive Officer since December 1994. He joined the joint venture formed by Allergan and Ligand (the "Joint Venture"), the entity through which they combined their resources to pursue the development of retinoid research and development prior to ALRT, in August 1993 as Vice President. Prior to joining the Joint Venture, Dr. Rosenthale served as Vice President, Drug Discovery Worldwide, at R.W. Johnson Pharmaceutical Research Institute from 1990 to 1993. From 1977 to 1990, Dr. Rosenthale served in a variety of positions in drug discovery research for Ortho Pharmaceutical Corporation, including director of the divisions of pharmacology and of biological research and executive director of drug discovery research. From 1960 to 1977, he served in various positions with Wyeth Laboratories. Dr. Rosenthale is a member of the Board of Directors of Acute Therapeutics Inc., a privately held company. Dr. Rosenthale received a Ph.D. in pharmacology from Hahnemann Medical College & Hospital, an M.Sc. in pharmacology from Philadelphia College of Pharmacy and Science and a B.Sc. in pharmacy from Philadelphia College of Pharmacy.

     Dwight J. Yoder has served as Chief Financial Officer since June 1995. He has served as Vice President and Controller of Allergan from 1990 to 1996, and Senior Vice President and Controller from 1996 to the present. Mr. Yoder received a Master of Accounting and a B.S. in Business Administration from The Ohio State University.

     William L. Respess, J.D., Ph.D. has served as Secretary since December 1994. Dr. Respess joined Ligand in December 1988 as Vice President and General Counsel, became Senior Vice President and General Counsel in August 1993 and assumed responsibility for Government Affairs in March 1995. Prior to joining Ligand, Dr. Respess was Vice President and General Counsel at Gen-Probe, Inc., a biotechnology company, from 1987 to 1988. From 1983 to 1986, he served as Vice President and General Counsel at Hybritech, Inc., a biotechnology company. From 1974 to 1983, he was an attorney with the patent law firm of Lyon & Lyon of Los Angeles, serving as Partner from 1980 to 1983. Dr. Respess received a J.D. from George Washington University, a Ph.D. in organic chemistry from the Massachusetts Institute of Technology and a B.S. in chemistry from the Virginia Military Institute.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer, the only compensated executive officer of the Company, for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996 and 1995:

                                                                     ANNUAL COMPENSATION
                                                           ----------------------------------------
                                                                                     OTHER ANNUAL
          NAME AND PRINCIPAL POSITION             YEAR     SALARY($)   BONUS($)     COMPENSATION($)
------------------------------------------------  -----    --------    --------     ---------------
Marvin E. Rosenthale, Ph.D......................   1996     213,794     49,626          141,160(1)
  President and CEO                               1995(2)   193,813     54,613           71,290(3)

---------------
(1) Represents the value of 2,500 ALRT units acquired on forgiveness of loan, and the reimbursement of the taxes due as a result of the forgiveness of the loan.

(2) Includes compensation earned from ALRT for the period from June 3, 1995, the date ALRT operations commenced, to December 31, 1995, and compensation earned from the Joint Venture for the period from January 1 through June 2, 1995, for which ALRT reimbursed the Joint Venture.

(3) Represents the reimbursement of relocation costs and the reimbursement of the taxes due as a result of the reimbursement of the relocation costs.

STOCK OPTION, STOCK APPRECIATION RIGHTS, EXERCISES AND HOLDINGS

     ALRT does not currently maintain an option program for its employees and is prevented by its Certificate of Incorporation from issuing any additional shares of capital stock without the affirmative vote of the holders of a majority of the Special Common Stock. ALRT did not grant any stock options or stock appreciation rights to any of its executive officers during the year ended December 31, 1996.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into a letter agreement with Dr. Rosenthale effective as of June 1995 pursuant to which Dr. Rosenthale is employed as President and Chief Executive Officer. While employed by ALRT, Dr. Rosenthale will receive a base salary subject to increase by the Company's Board of Directors. In addition, the Board may award Dr. Rosenthale an annual bonus in the event that ALRT achieves performance objectives mutually determined by Dr. Rosenthale and the Board of Directors. The target amount of Dr. Rosenthale's annual bonus is 35% of his base salary. Pursuant to the employment agreement, the Company has also loaned Dr. Rosenthale an amount sufficient to enable him to purchase 5,000 units and agreed to loan Dr. Rosenthale an amount sufficient to enable him to purchase an additional 5,000 units, each unit consisting of one share of Callable Common Stock and two warrants, each warrant exercisable into one share of Ligand Common Stock. The loan is evidenced by a note and is secured only by the units. The principal amount of the loan and accrued interest will be forgiven in equal annual installments over four years beginning on June 3, 1995, so long as Dr. Rosenthale remains employed by the Company. The Board of Directors in its discretion may also compensate Dr. Rosenthale in an amount sufficient to reimburse him for any taxes due as a result of the forgiveness of the loan in the event that ALRT achieves certain additional performance objectives. The outstanding principal amount of the loan plus accrued interest will be due in the event Dr. Rosenthale resigns or is terminated by the Company for cause. In the event of a change of control or dissolution of the Company or if Dr. Rosenthale is terminated without cause, the loan will be forgiven and the Company will reimburse Dr. Rosenthale for any taxes due as a result of the foregiveness of the loan. In the event of the termination of Dr. Rosenthale's employment by the Company without cause or the termination of Dr. Rosenthale's position, the Company is obligated to pay Dr. Rosenthale an amount equal to one year of his base salary.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 11 SHALL NOT BE INCORPORATED INTO ANY SUCH FILINGS.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The Board offers this report regarding compensation for the Company's Chief Executive Officer, the only employee compensated by the Company. All of the Company's other officers are affiliated with either Allergan or Ligand and are not separately compensated by the Company.

  CEO Compensation

     The Company entered into a letter agreement with Dr. Marvin E. Rosenthale effective as of June 1995 which established his annual salary, discretionary bonus and other compensation upon his appointment as the Company's President and Chief Executive Officer, subject to increase by the Company's Board of Directors. In setting the compensation for Dr. Rosenthale for the year ended December 31, 1996, the Board sought to retain a key executive officer while continuing to tie a significant percentage of his compensation to Company performance and stock price appreciation. With respect to Dr. Rosenthale's base salary, it is the Board's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. Dr. Rosenthale will receive a discretionary bonus in June of each year based upon his achievement of objectives during the prior twelve months. The objectives are set each year by mutual agreement with the Board of Directors. The target amount of Dr. Rosenthale's bonus is 35% of his base salary and during the year ended December 31, 1996, Dr. Rosenthale received a bonus of $49,626 which equaled 23% of his base salary.

     In lieu of an award of stock options to Dr. Rosenthale, the Company loaned to Dr. Rosenthale an amount sufficient to permit him to purchase 5,000 units and agreed to loan Dr. Rosenthale an amount sufficient to enable him to purchase an additional 5,000 units, each unit consisting of one share of Callable Common Stock and two warrants, each warrant exercisable into one share of Ligand Common Stock. The loan will be forgiven over time in equal annual installments over four years beginning June 3, 1995, so long as Dr. Rosenthale remains employed by the Company. It is expected that these units will provide a direct link between a significant element of Dr. Rosenthale's compensation and the Company's performance.

     It is the Board's objective to have a significant percentage of Dr. Rosenthale's total compensation each year tied to the attainment of performance targets and stock price appreciation of the shares of Callable Common Stock which constitute a portion of his units.

                                          BOARD OF DIRECTORS
                                          Harry F. Hixson
                                          Glenn F. Kiplinger
                                          Gary L. Neil
                                          David E. Robinson
                                          William C. Shepherd

PERFORMANCE GRAPH

     The following graph compares total returns to the holders of the units (each, a "Unit"), each Unit consisting of one share of Callable Common Stock and two warrants (each, a "Warrant" and collectively, the "Warrants"), each to purchase one share of Ligand Common Stock, since the Company became a reporting company under the Exchange Acts to the weighted average return of stock of companies included in the Nasdaq Stock Market Total Return Index (US) ("Market Index") and the Nasdaq Pharmaceutical Stocks Index ("Industry Index"). The Units are traded on the Nasdaq National Market under the symbol ALRIZ. The total return for each of the Units, the Market Index and the Industry Index assumes the reinvestment of dividends, although dividends will not be declared on the Company's Callable Common Stock which constitute a part of the Units. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

     The Company's Callable Common Stock is registered pursuant to Section 12(g) of the Act separately and as part of Units. The Callable Common Stock is not separately tradeable apart from the Units prior to June 3, 1997 or upon the earlier occurrence of certain events. Market value in the following graph is the market value of the Units. There is no quoted market value for the shares of Callable Common Stock apart from the Units.

                       [Performance graph included here]

        Measurement Period
      (Fiscal Year Covered)                ALRIZ           Market Index       Industry Index
      ---------------------                -----           ------------       --------------
6/2/95                                       100                 100                 100
12/31/95                                   177.5               121.4               160.7
12/31/96                                   302.5               149.5               161.1

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP AMONG ALRT, LIGAND AND ALLERGAN

     William C. Shepherd is a Director of ALRT, is the President, Chief Executive Officer and Chairman of Allergan and is also a Director of Ligand. David E. Robinson is a Director of ALRT and is also the President, Chief Executive Officer and a Director of Ligand. In May 1995, ALRT and Ligand commenced an offering (the "Offering"), which was completed on June 3, 1995, of
3.25 million Units. The Offering raised net proceeds for ALRT of $27.2 million. At the completion of the Offering, Ligand contributed $17.5 million in cash (the "Ligand Cash Contribution") and the Warrants valued at $8.0 million to ALRT in exchange for (i) a right to acquire all of the Callable Common Stock at specified future dates and amounts and (ii) a right to acquire all rights to the Oral and Topical Panretin (ALRT1057) products currently under development by ALRT. At the same time, Allergan contributed $50.0 million in cash (together with the Ligand Cash Contribution, the "Contributions") to ALRT in exchange for
(i) the right to acquire one-half of all technologies and other assets in the event Ligand exercises its right to acquire all of the Callable Common Stock of ALRT, (ii) a similar right to acquire all of the stock if Ligand does not exercise its right, and (iii) a similar right to acquire all rights to the Panretin (ALRT1057) products. At the completion of the Offering, control of ALRT was transferred from Allergan and Ligand to the purchasers of the Units, who acquired all of the outstanding shares of Callable Common Stock in the Offering.

     In connection with the Offering, ALRT, Ligand and Allergan entered into the following agreements:

     Technology License Agreement. ALRT, Ligand and Allergan entered into a technology license agreement (the "Technology License Agreement") under which Allergan and Ligand granted ALRT a worldwide, exclusive (even as to Allergan and Ligand) right and license, terminable only as set forth therein, to use the retinoid technologies developed by Allergan and Ligand (both separately and through the Allergan Ligand Joint Venture formed in June 1992 to develop drugs based on retinoids) in research, development and commercialization of ALRT products (the "Products"). The licenses granted by Allergan and Ligand are subject in each case to certain exceptions that allow Allergan and Ligand to pursue limited research activities, to pursue development and commercialization of the Panretin (ALRT1057) products (following exercise of the Panretin (ALRT1057) Purchase Option, as defined below), to pursue development and commercialization of, with respect to Ligand, Targretin(TM) (LGD 1069) and, with respect to Allergan, Zorac /Tazorac(TM) (AGN 190168), to pursue development and commercialization of Acquired Products (as defined below) and to pursue development and commercialization of Independent Products (as defined below) (collectively, the "Permitted Activities"). See "--Development Agreement" and "--Panretin (ALRT1057) Purchase Option." In consideration of the license grants and in recognition of Allergan's and Ligand's expertise which they developed over a period of years through the Joint Venture and otherwise, ALRT agreed to pay to Allergan and Ligand a royalty, to be divided equally between them, of 3% of net sales of Products during the life of applicable patents or, in certain circumstances, for 10 years.

     Development Agreement. ALRT, Ligand and Allergan also entered into a research and development agreement (the "Development Agreement") under which Ligand and Allergan perform research and development for ALRT on retinoid compounds and products in accordance with annual budgets and development plans jointly proposed by Ligand and Allergan. The budgets and research and development plans are subject to approval and acceptance by ALRT's Board of Directors, including members of the Board of Directors affiliated with Ligand and Allergan. Although ALRT believes that, in general, the terms of the Development Agreement are consistent with customary practices in the pharmaceutical industry, the Development Agreement was not negotiated on an arm's-length basis.

     Payments to Ligand and Allergan under the Development Agreement for research and development of potential products are made out of Available Funds (as defined below) for the full amount of all Development Costs (as defined in the Development Agreement) incurred by Ligand and Allergan in performing these activities plus 10%, up to the maximum amount of funds available to ALRT, which includes substantially all of the net proceeds raised in the Offering, plus the Contributions, the Additional Contributions (as defined below), if any, and, if designated by ALRT, any licensing or marketing income earned by ALRT, plus interest earned on such funds, less amounts paid pursuant to the Services Agreement (as defined below) and the Major Agreements and less $1 million to be retained by ALRT as working capital (the "Available Funds"). Any funds received by ALRT from Allergan and Ligand upon exercise of the Panretin (ALRT1057) Purchase Option will be excluded from Available Funds. Development Costs will be charged in a manner consistent with industry practices. Development Costs paid by ALRT under the Development Agreement include approximately $20.9 million in costs for research and development incurred by Ligand and $10.1 million in costs for research and development incurred by Allergan during the year ended December 31, 1996. Each of Ligand and Allergan has agreed, subject to customary business constraints and limitations, to provide appropriate scientific and technical personnel, necessary laboratories and equipment and administration of research and development operations. Under the Development Agreement, however, neither Ligand nor Allergan is required to allocate any specified amount of time or resources to perform its obligations thereunder.

     Prior to June 3, 1998, if Ligand and Allergan receive quarterly financial statements of ALRT which show Available Funds of less than $10 million (the "Statement Date"), Ligand and Allergan, at their option, may jointly provide, on a quarterly basis, cash advances (the "Quarterly Contributions") to ALRT, in an amount which the Board of Directors of ALRT determines will be sufficient to permit ALRT to continue its research and development of Products for the quarter following the date of such financial statements. Additionally, prior to June 3, 1999, Ligand and Allergan, at their option, may jointly provide, on a one-time basis, a cash advance of $10 million or more (such amount, together with the Quarterly Contributions, the "Additional Contributions") to ALRT for use in research, development and commercialization of Products. Any advances provided by Allergan and Ligand may be made pursuant to loans on terms reasonably acceptable to a majority of the independent directors of ALRT. Neither Allergan nor Ligand, however, is required to advance any additional funds to ALRT.

     If ALRT determines not to proceed with or to discontinue development of a program compound after such compound has entered clinical trials, or after sufficient data to file an IND on such compound has been gathered (an "Independent Product"), then Allergan and Ligand, either jointly or alone, are entitled to develop and commercialize such compound using their own funds, so long as (i) the Board of Directors of ALRT has first made a reasonable determination that continued work on such compound would not materially conflict or interfere with the interests of the ALRT retinoid program or impair a party's ability to perform its obligations under the Major Agreements and (ii) at least $1 million per year is committed to development of such compound during each of the first two years of development of such compound. ALRT will receive a royalty equal to 6% of net sales of any Independent Product. ALRT has retained the right to reacquire any Independent Product prior to the earlier of the commencement of Phase III clinical trials for such product or the exercise or expiration of the Stock Purchase Option, exercisable by reimbursing Ligand and/or Allergan, as the case may be, for all research, development and commercialization costs expended on such product, together with an amount representing interest (in an amount which will provide an internal rate of return of 25% to the developing party on such reimbursed costs). Additionally, with respect to any Independent Product which ALRT reacquires, ALRT will pay a royalty equal to 4% of net sales to the developing party. In addition, any retinoid product licensed or acquired by Ligand or Allergan (an "Acquired Product") may be commercialized by Ligand or Allergan separate from ALRT, as the case may be, so long as such product was being commercially sold or is a product for which an application to market has been filed in the United States or other major market country at the time of its licensing or acquisition.

     Commercialization Agreement. ALRT, Ligand and Allergan also entered into a commercialization agreement (the "Commercialization Agreement") which provides for the marketing, manufacture and sale by Ligand and/or Allergan of the Products developed under the Development Agreement which have received regulatory approval for commercial sale. The developed compounds will be marketed in a manner determined by Ligand and Allergan, except that generally in marketing such compounds (i) Allergan will have the worldwide exclusive right to market drugs for eye and skin indications (other than cancer indications), (ii) Ligand will have the exclusive right to market drugs to oncologists in North America for use in eye and skin cancer, (iii) Allergan will have the exclusive right to market drugs to dermatologists and eye specialists in North America for use in eye and skin cancer, (iv) Ligand will have the exclusive right to market drugs for cancer indications in North America (other than eye and skin cancer), and (v) Allergan will have the exclusive right to market drugs for cancer indications outside of North America. Additional marketing responsibilities for compounds for indications other than those set forth above will be allocated between Ligand and Allergan in accordance with a determination by ALRT, following a recommendation by Ligand and Allergan, as to which company is best suited to carry out the work. Ligand, Allergan or other third parties will manufacture Products based on a determination by ALRT, following a recommendation by Ligand and Allergan, of relative quality and cost effectiveness, except with respect to drugs for eye and skin indications which will be manufactured by Allergan. Products manufactured and marketed by Ligand and/or Allergan will be done so at cost plus a margin to be negotiated, with all remaining profit being retained by ALRT. If the Stock Purchase Option expires unexercised, the obligations of Ligand and Allergan to manufacture and market products for ALRT will continue until terminated on 12-months' advance written notice from ALRT, Ligand or Allergan, as the case may be.

     Stock Purchase Option. Ligand and, in the event not exercised by Ligand, Allergan, has an irrevocable option to purchase all, but not less than all, of the Callable Common Stock outstanding at the time such option is exercised (the "Stock Purchase Option"). Subject to acceleration of the exercise of the Stock Purchase Option as described below, the Stock Purchase Option is exercisable at any time beginning on the earlier of (i) June 3, 1997, and (ii) the Statement Date, and ending on the date (the "Stock Purchase Option Expiration Date") which is the earliest to occur of (a) June 3, 2000, (b) the 90th day after the Statement Date, and (c) subject to the inability of the non-breaching party to perform the breaching party's obligations under the Major Agreements, the date ALRT terminates a Major Agreement due to an event of default by either Allergan or Ligand. The Stock Purchase Option is not exercisable prior to June 3, 1998 unless the Available Funds are less than $60 million at the date of exercise. If Ligand exercises the Stock Purchase Option, Ligand must provide notice (the "Stock Purchase Option Exercise Notice") to ALRT, each holder of record of Callable Common Stock and any other holder of shares of Special Common Stock on or before 20 days prior to the Stock Purchase Option Expiration Date (the "Ligand Expiration Date"). See "-- Special Stock." If no such notice is given by Ligand, and Allergan exercises the Stock Purchase Option, Allergan will provide notice to ALRT after the Ligand Expiration Date and on or before the Stock Purchase Option Expiration Date.

     If the Stock Purchase Option is exercised, the purchase price per share (the "Stock Purchase Option Exercise Price") for the period before June 3, 1998 and the last quarter of each of the fourth and fifth years from June 3, 1995 will be as follows:

                                                                       STOCK PURCHASE OPTION
               IF THE STOCK PURCHASE OPTION IS EXERCISED              EXERCISE PRICE PER SHARE
    ----------------------------------------------------------------  ------------------------
    Before June 3, 1998.............................................           $21.97
    During the last quarter of the fourth year......................            28.56
    During the last quarter of the fifth year.......................            37.13

     The Stock Purchase Option Exercise Price is adjusted on a straight-line basis at quarterly intervals beginning on June 3, 1998, through the Stock Purchase Option Expiration Date. The Stock Purchase Option Exercise Price was determined based on a number of factors and was not determined on an arms'-length basis. Subject to certain limitations, the Stock Purchase Option Exercise Price may be paid (i) by Ligand, in its sole discretion, in cash, in shares of Ligand Common Stock, in shares of Allergan Common Stock or in any combination thereof, or (ii) by Allergan, in its sole discretion, in cash, in shares of Ligand Common Stock, in shares of Allergan Common Stock, or in any combination thereof.

     Under the Certificate of Incorporation, ALRT is prohibited, until the expiration of the Stock Purchase Option, from taking or permitting certain actions inconsistent with Ligand's and Allergan's rights under the Stock Purchase Option. For example, until the expiration of the Stock Purchase Option, ALRT is not able, among other things, without the consent of each of Ligand and Allergan to pay any dividends, issue additional shares of capital stock, borrow money in excess of $1 million in the aggregate outstanding at any one time, merge, liquidate or sell all or substantially all of its assets or amend its Certificate of Incorporation to change the Stock Purchase Option. See
"-- Special Stock."

     Asset Purchase Agreement. ALRT, Ligand and Allergan also entered into an agreement (the "Asset Purchase Agreement") whereby, if Ligand exercises the Stock Purchase Option, Allergan has the right to acquire certain assets from ALRT (the "Asset Purchase Option"). Upon exercise of the Asset Purchase Option, Allergan will acquire (i) a co-exclusive (with ALRT) right to ALRT technology as of the date of the acquisition, (ii) 50% of all tangible assets related to ALRT's activities in the retinoid program, (iii) 50% of any remaining Available Funds, and (iv) the consideration, cash, Allergan common stock and/or Ligand common stock, paid by Allergan to ALRT in connection with the exercise, if any, by Ligand and Allergan of the 1057 Purchase Option, subject to Allergan's assumption of 50% of the liabilities of ALRT. The Asset Purchase Option is exercisable upon notice given prior to the record date for the exercise of the Stock Purchase Option and will close concurrently with the Stock Purchase Option.

     If the Asset Purchase Option is exercised, the exercise price for the Asset Purchase Option (the "Asset Purchase Exercise Price"), which will be paid to ALRT concurrently with the payment to holders of ALRT Callable Common Stock of the Stock Purchase Option Exercise Price and may be used to pay a portion of such Stock Purchase Option Exercise Price, for the period before June 3, 1998 and the last quarter of each of the fourth and fifth years from June 3, 1995, will be as follows:

                                                                               AGGREGATE
                                                                             ASSET PURCHASE
                   IF THE ASSET PURCHASE OPTION IS EXERCISED                 EXERCISE PRICE
    -----------------------------------------------------------------------  --------------
                                                                             (IN MILLIONS)
    Before June 3, 1998....................................................      $  8.9
    During the last quarter of the fourth year.............................        11.5
    During the last quarter of the fifth year..............................        15.0

     The Asset Purchase Exercise Price is adjusted on a straight-line basis at quarterly intervals beginning on June 3, 1998, through the Stock Purchase Option Expiration Date. The Asset Purchase Exercise Price was determined based on a number of factors and was not determined on an arms'-length basis. The Asset Purchase Exercise Price may be paid by Allergan, in its sole discretion, in cash, in shares of Allergan common stock, in shares of Ligand common stock, or in any combination of the foregoing. Ligand may cause any such cash or stock to be distributed as a credit against the Stock Purchase Option Exercise Price.

     Panretin (ALRT1057) Purchase Option. ALRT, Ligand and Allergan also entered into an agreement (the "Panretin (ALRT1057) Purchase Option Agreement") pursuant to which ALRT has granted to Ligand and Allergan an option (the "Panretin (ALRT1057) Purchase Option") to acquire the Panretin (ALRT1057) Program Assets (as defined below). Ligand and Allergan, jointly, may exercise the Panretin (ALRT1057) Purchase Option beginning on the earlier of (i) June 3, 1997 and (ii) the receipt of regulatory approval for commercial sale of any Panretin (ALRT1057) Product in the United States or in certain other major countries and ending on the earlier of (a) 90 days after receipt of such regulatory approval and (b) June 3, 2000. Additionally, the Panretin (ALRT1057) Purchase Option will terminate on the date the Stock Purchase Option terminates as to both Allergan and Ligand, whether by exercise or otherwise.

     If the Panretin (ALRT1057) Purchase Option is exercised, the purchase price (the "Panretin (ALRT1057) Purchase Option Exercise Price") for the period before June 3, 1998 and the last quarter of each of the fourth and fifth years from June 3, 1995 will be as follows:

                                                                           AGGREGATE PANRETIN
                                                                               (ALRT1057)
                         IF THE PANRETIN (ALRT1057)                         PURCHASE OPTION
                        PURCHASE OPTION IS EXERCISED                         EXERCISE PRICE
    ---------------------------------------------------------------------  ------------------
                                                                             (IN MILLIONS)
    Before June 3, 1998..................................................        $ 21.4
    During the last quarter of the fourth year...........................          27.8
    During the last quarter of the fifth year............................          36.2

     The Panretin (ALRT1057) Purchase Option Exercise Price is adjusted on a straight-line basis at quarterly intervals beginning on June 3, 1998, through the termination of the Panretin (ALRT1057) Purchase Option. The Panretin (ALRT1057) Purchase Option Exercise Price was determined based on a number of factors and was not determined on an arms'-length basis. Subject to certain limitations, the Panretin (ALRT1057) Purchase Option Exercise Price may be paid in cash, in shares of Ligand Common Stock, in shares of Allergan Common Stock or in any combination thereof. ALRT may not distribute or otherwise expend any proceeds received upon the exercise of the Panretin (ALRT1057) Purchase Option until the earlier of the closing of the Stock Purchase Option or the date the Stock Purchase Option terminates or expires unexercised.

     Services Agreement. ALRT also entered into a services agreement with Ligand and Allergan (the "Services Agreement") under which Ligand and Allergan provide management and administrative services to ALRT at 110% of direct and indirect costs for services performed internally by Ligand and Allergan and on a cost reimbursement basis for services performed by third parties for Ligand and Allergan on ALRT's behalf. The Services Agreement terminates on the earlier of
(i) the closing of the exercise of the Stock Purchase Option or (ii) 12 months after expiration or termination of the Stock Purchase Option (other than by exercise).

     Special Stock. As part of the Offering, ALRT issued 200 shares of Special Common Stock, 50% of which are held by Ligand and 50% of which are held by Allergan. The holders of shares of Special Common Stock are not entitled to vote, except: (i) as required by law and (ii) the holders of Special Common Stock, voting as a separate class, are entitled to elect two directors of ALRT. When entitled to vote, each holder of Special Common Stock has one vote for each share standing in his or her name.

     The holders of shares of Special Common Stock do not have the right to any profits of ALRT as a result of the ownership of such shares. In the event of the liquidation, dissolution or winding up of ALRT, holders of the Callable Common Stock have a priority over the holders of the Special Common Stock with respect to return of capital, and the holders of the shares of Special Common Stock will not otherwise be entitled to participate in any way in the profits or assets of ALRT. ALRT does not presently intend to issue any additional shares of Special Common Stock.

     Until the Stock Purchase Option is exercised or terminates unexercised, ALRT cannot, without the affirmative vote of the holders of a majority of the issued and outstanding shares of Special Common Stock, voting separately and as a class: (i) issue any additional shares of capital stock through a stock split, sale, reorganization or otherwise, (ii) alter, change or amend the rights, powers, preferences and restrictions of the Special Common Stock, (iii) alter or change the provisions of ALRT's Certificate of Incorporation relating to ALRT's capital stock and the Stock Purchase Option, (iv) merge, consolidate or reorganize ALRT with or into any other corporation, (v) sell, liquidate or otherwise dispose of all or substantially all of the assets of ALRT, (vi) borrow an aggregate of in excess of $1 million outstanding at any one time; (vii) declare or pay dividends or make any other distributions to stockholders; or
(viii) adopt, amend or repeal the Bylaws of ALRT. Thus, each of Ligand and Allergan, as a result of their ownership of 50% of the outstanding shares of Special Common Stock, could preclude the holders of a majority of the outstanding Callable Common Stock and the Board of Directors of ALRT from taking any of the foregoing actions during such period.

     ALRT may, from time to time on and after the termination of the Stock Purchase Option, redeem all of the outstanding shares of Special Common Stock by paying in cash $1.00 per share on each redeemed share. No other preemptive rights, conversion rights, redemption rights or sinking fund provisions are applicable to the Special Common Stock.

OTHER RELATIONSHIPS AND TRANSACTIONS

     Marvin E. Rosenthale, the President and Chief Executive Officer of the Company, entered into a letter agreement with the Company effective as of June 1995 concerning his employment. See "Executive Compensation and Other Information -- Employment Contracts and Change of Control Arrangements."

     The Company believes that the foregoing transactions were in its best interests, and on terms no less favorable to the Company then could be obtained from unaffiliated third parties.

     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by the Delaware

General Corporation Law (the "Delaware Law"). The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

     In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware Law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware Law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for act or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improperly distributions to stockholders and loans to directors and officers. This provision also does not affect director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     There is no pending material litigation or proceeding involving a director, officer, employee, or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires ALRT's officers and directors, and persons who own more than 10% of a registered class of ALRT's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish ALRT with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to ALRT, or written representations that no Form 5s were required, ALRT believes that, during the year ended December 31, 1996, all of its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements other than Marvin E. Rosenthale, who reported his acquisition of ALRT units late on Form 5.

                 STOCKHOLDER PROPOSALS FOR 1997 PROXY STATEMENT

     Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1998 must be received by the Company no later than December 23, 1997, in order to be included in the proxy statement and related proxy materials.

                                   FORM 10-K

     ALRT WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF THE CHIEF FINANCIAL OFFICER, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 2525 DUPONT DRIVE, IRVINE, CALIFORNIA 92612.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          William L. Respess
                                          as Secretary

Dated: April 22, 1997

                  ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.
                             NOTICE TO UNIT HOLDERS
                         RELATIVE TO THE SPLIT OF UNITS
                                ON JUNE 3, 1997


Each Allergan Ligand Retinoid Therapeutics, Inc. (ALRT) Unit consists of one share of ALRT Callable Common Stock (ALRT Stock) and two warrants to purchase a share of common stock of Ligand Pharmaceuticals Incorporated (Ligand) at a price of $7.12 expiring on June 3, 2000. The ALRT Units are publicly traded on the Nasdaq National Market under the trading symbol ALRIZ.

On June 4, 1997, the ALRT Units will split into their two components. Beginning on that date ALRT Stock will trade under the symbol ALRI, and the Ligand warrants will trade under the symbol LGNDW.

HOLDERS OF ALRT UNITS NEED TAKE NO ACTION AS A RESULT OF THIS SPLIT OF THE ALRT UNITS.

If your ALRT Units are held for you by a stock broker, the stock broker will record the change in your holdings on June 3. For each ALRT Unit you hold, you will be credited with one share of ALRT Stock and two Ligand warrants to replace your current holding of ALRT Units.

If you hold certificates for the ALRT Units you own, you received separate certificates for your ALRT Stock and Ligand warrants. If you have any questions concerning your certificates, you should contact:

                    ChaseMellon Shareholder Services L.L.C.
                               85 Challenger Road
                           Ridgefield Park, NJ 07660
                            Telephone (800) 522-6645

We hope this document provides you with the information you wish to know related to the approaching split of ALRT Units. Should you have further questions, please contact Susan Atkins at Ligand Investor Relations at 9393 Towne Centre Drive, San Diego, CA 92121, or (619) 535-3900.



ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.

PROXY
                  ALLERGAN LIGAND RETINOID THERAPEUTICS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Dwight J. Yoder, the Chief Financial Officer of Allergan Ligand Retinoid Therapeutics, Inc. (the "Company"), and William L. Respess, the Secretary of the Company, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, June 2, 1997, or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

                     (PLEASE SIGN AND DATE ON REVERSE SIDE)

                                                             Please mark  [ ]
                                                            your vote as
                                                            indicated in
                                                           this example.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1. Elect the Board of Directors. Elect the Board of Directors to serve until the next Annual Meeting and until their successors are elected and qualified. The holders of the Company's Callable Common Stock, voting as a separate class, are entitled to elect three members of the Company's Board of Directors. The holders of the Company's Special Common Stock, voting as a separate class, are entitled to elect two members of the Company's Board of Directors. You should vote only for the directors that your class of stock is entitled to elect.

     [ ]  Vote FOR all nominees                        [ ]  Vote WITHHELD from
          (except as withheld in the space below)           all nominees

    A. Election by the Holders of Callable Common Stock. The Board of Directors has nominated the following persons for election at the Annual Meeting solely by the holders of the Company's Callable Common Stock: Harry F. Hixson, Glenn F. Kiplinger and Gary L. Neil.

    Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

    ---------------------------------------------------------------------------

    B. Election by the Holders of Special Common Stock. The Board of Directors has nominated the following persons for election at the Annual Meeting solely by the holders of the Company's Special Common Stock: David E. Robinson and William C. Shepherd.

     [ ]  Vote FOR all nominees                        [ ]  Vote WITHHELD from
          (except as withheld in the space below)           all nominees

    Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

    ---------------------------------------------------------------------------

2. Ratify the Accountants. Ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. Only holders of the Company's Callable Common Stock are entitled to vote on this item.

                 FOR                 AGAINST                ABSTAIN
                 [ ]                   [ ]                    [ ]

    CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [ ]

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDER AT HIS DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

Signature(s)                                    Dated:                 , 1997
            ------------------------------------      -----------------
Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.